Exhibit 10.1

THIRD AMENDMENT

THIRD AMENDMENT, dated as of June 25, 2007 (this “Third Amendment”), to the Credit Agreement, dated as of February 11, 2005 (the “Credit Agreement”), among PQ Corporation, a Delaware corporation (the “Borrower”), Niagara Holdings, Inc., a Delaware corporation  (“Holdings”), the Lenders party thereto from time to time, UBS AG, Stamford Branch, as administrative agent (in such capacity, the “Administrative Agent”), JPMorgan Chase Bank, N.A., as syndication agent, Credit Suisse, acting through its Cayman Islands branch (f/k/a Credit Suisse First Boston) and General Electric Capital Corporation, as co-documentation agents, and J.P. Morgan Securities Inc. and UBS Securities LLC, as joint lead arrangers and joint book runners.

W I T N E S S E T H:

WHEREAS, Holdings and the Borrower have requested the amendment to the Credit Agreement described herein, and the parties hereto are willing to agree to such amendment upon the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

SECTION 1.                                Amendment to Section 6.09 (Limitation on Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc).

Section 6.09(b)(i) of the Credit Agreement is hereby amended by deleting the words “or agree or offer to pay or make,” from the beginning thereof.

SECTION 2.                                Conditions to Effectiveness.  This Third Amendment shall become effective as of the date set forth above (the “Third Amendment Effective Date”) upon the satisfaction of the following conditions precedent:

(a)                                  Third Amendment.  The Administrative Agent shall have received (i) this Third Amendment, executed and delivered by the Administrative Agent, Holdings and the Borrower, and (ii) consent letters from Lenders sufficient to authorize the amendments to the Credit Agreement effected by this Third Amendment.

(b)                                 Fees and Expenses.  The Administrative Agent shall have received evidence reasonably satisfactory to it that all fees and other amounts due and payable to the Administrative Agent or the Lenders on or prior to the Third Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

SECTION 3.                                Representations and Warranties.  The Borrower represents and warrants to the Administrative Agent and the Lenders that as of the Third Amendment Effective Date, after giving effect to this Third Amendment, no Default or Event of Default has occurred and is continuing and the representations and warranties made by the Borrower in or pursuant to the Credit Agreement or any other Loan Document are true and correct in all material respects on and as of the Third Amendment Effective Date as if made on such date (except to the extent that any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date).

SECTION 4.                                Continuing Effect of the Credit Agreement. This Third Amendment shall not constitute an amendment or waiver of or consent to any provision of the Credit Agreement not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Borrower that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect in accordance with its terms.  This Third Amendment shall constitute a Loan Document.

SECTION 5.                                Counterparts. This Third Amendment may be executed by one or more of the parties to this Third Amendment on any number of separate counterparts (including by facsimile), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

SECTION 6.                            GOVERNING LAW.  THIS THIRD AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

NIAGARA HOLDINGS, INC.

By:	/s/ James P. Cox
Name: James P. Cox
Title: Chief Financial Officer, Treasurer and Vice President

PQ CORPORATION

By:	/s/ James P. Cox
Name: James P. Cox
Title: Chief Financial Officer, Treasurer and Vice President

UBS LOAN FINANCE LLC,
as Administrative Agent

By:	/s/ Richard L. Tavrow
Name: Richard L. Tavrow
Title: Director

By:	/s/ David B. Julie
Name: David B. Julie
Title: Associate Director